UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2026

THE MIDDLEBY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9973	36-3352497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Toastmaster Drive, Elgin, Illinois	60120
(Address of Principal Executive Offices)	(Zip Code)

(847) 741-3300

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	MIDD	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Executive Severance Plan

On May 20, 2026, the Compensation Committee (“Compensation Committee”) of the Board of Directors of the Middleby Corporation (the “Company”) adopted The Middleby Corporation Executive Severance Plan (the “ESP”), under which the Company’s named executive officers and certain other executives of the Company will be eligible to participate and receive benefits.

Under the ESP, if a participant’s employment is terminated by the Company without “cause” (as defined in the ESP) other than within 24 months following a “change in control” (as defined in the ESP), the participant will be entitled to, subject to the participant’s execution and non-revocation of a release of claims and continued compliance to certain restrictive covenant requirements:

•	for Tier I participants, which includes solely the Company’s Chief Executive Officer (“CEO”), an amount equal to 3.00 times the sum of the CEO’s (i) annual base salary and (ii) target annual bonus;

•

for Tier II participants, which includes the Company’s named executive officers – currently, Brittany C. Cerwin, Chief Financial Officer; James K. Pool III, Chief Technology and Operations Officer; Steven P. Spittle, Chief Commercial Officer; and Matthew R. Fuchsen, Chief Development Officer – and other individuals who report directly to the CEO, an amount equal to 1.00 times the sum of the individual’s (i) annual base salary and (ii) target annual bonus;

•

for Tier III participants, which includes other executives who will be selected by the Compensation Committee, an amount equal to 1.00 times the sum of the individual’s (i) annual base salary and (ii) target annual bonus;

•	for all participants, eligibility to receive a payment equal to the participant’s annual bonus at the actual level of performance, pro-rated through the date of employment termination; and

•	for U.S. participants, eligibility to receive COBRA health care continuation coverage for up to 18 months for Tier I participants and up to 12 months for Tier II and Tier III participants.

In the alternative event that a participant’s employment is terminated by the Company without “cause” (as defined in the ESP) or a participant resigns their employment for “good reason” (as defined in the ESP), in either case, within 24 months following a change in control, subject to the participant’s timely execution and non-revocation of a release of claims and continued compliance with customary restrictive covenants, the participant will be entitled to the following severance payments and benefits:

•	for the Tier I participant, as described above, an amount equal to 3.00 times the sum of the CEO’s (i) annual base salary and (ii) target annual bonus;

•	for Tier II participants, as described above, an amount equal to 2.00 times the sum of the individual’s (i) annual base salary and (ii) target annual bonus;

•	for Tier III participants, as described above, an amount equal to 1.00 times the sum of the individual’s (i) annual base salary and (ii) target annual bonus;

•	for all participants, eligibility to receive payment equal to the participant’s target annual bonus for the year of termination, pro-rated through the date of employment termination; and

•	for U.S. participants, eligibility to receive COBRA health care continuation coverage for up to 18 months.

The foregoing description of the ESP does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the ESP, a copy of which is filed as Exhibit 10.1 hereto and the terms of which are incorporated herein by reference.

Adoption of Amended and Restated Value Creation Incentive Plan

On May 20, 2026, the Compensation Committee adopted an amended and restated The Middleby Corporation Value Creation Incentive Plan (the “VCIP”), which amended and restated the Company’s Value Creation Incentive Plan, which was previously adopted in 2011. The Company’s named executive officers, as well as certain other employees of the Company, will be eligible to participate in the VCIP.

The VCIP provides for the payment of cash incentive bonuses based on attainment of performance goals with respect to a designated performance period, which will be the fiscal year of the Company or such longer period as the Compensation Committee may determine. The VCIP terms include potential performance criteria that may be selected with respect to a particular performance period, and payment of awards under the VCIP is contingent on the Company’s achieving designated performance goals established by the Compensation Committee or as the Compensation Committee may otherwise determine.

The foregoing description of the VCIP does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the VCIP, a copy of which is filed as Exhibit 10.2 hereto and the terms of which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	The Middleby Corporation Executive Severance Plan

10.2	The Middleby Corporation Value Creation Incentive Plan, as amended and restated

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MIDDLEBY CORPORATION

Date: May 26, 2026	By:	/s/ Brittany C. Cerwin
Brittany C. Cerwin
Chief Financial Officer